EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC. STRENGTHENS BOARD OF DIRECTORS WITH TWO KEY APPOINTMENTS

MySpace Co-founder and COO and Former Autobytel CEO Join Board of Directors

CARSON, CA (October 22, 2007) ― U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), a leading online provider of aftermarket auto parts and accessories, today announced that Josh Berman, MySpace Co-Founder and Chief Operating Officer and Jeffrey Schwartz, the former Chief Executive Officer of Autobytel have joined the Company’s Board of Directors.

“We are very fortunate to welcome Josh and Jeff to the Board of Directors of U.S. Auto Parts,” said Robert J Majteles, Chairman of the Board. “We are pleased with the level of talent we are attracting to our Board of Directors and believe it is indicative of the Company’s compelling business platform and significant future growth opportunities. Together with the recent addition of Barry Phelps, we believe we have completed the process of building a strong, public company Board of Directors and we look forward to serving our shareholders well.”

“We believe Josh and Jeff bring to the Board several years of experience and proven track records with leading online marketing and automotive companies making them valuable resources to U.S. Auto Parts,” said Shane Evangelist, Chief Executive Officer. “We look forward to having the expertise and guidance of these two senior executives benefiting U.S. Auto Parts as we prepare the Company for its next stage of growth.”

Josh Berman is the Co-founder and Chief Operating Officer of MySpace.com, a leading online lifestyle portal.  Under Mr. Berman’s leadership, MySpace has grown exponentially since its launch in 2004, with an average of 300,000 new users signing up daily and 115 million current active users worldwide.  Mr. Berman formerly co-founded and managed two successful Internet companies, ResponseBase Marketing, where he held positions as the Chief Operating Officer and Chief Financial Officer, and Xdrive Technologies, where he served as Chief Financial Officer and Senior Vice President of Corporate Development.  Mr. Berman was also a management consultant with PricewaterhouseCoopers and an international marketing manager and a senior financial analyst at Twentieth Century Fox.  Mr. Berman received his M.B.A. from the University of Southern California, his B.A. from U.C. Santa Barbara, and is a CPA in the State of California.

“As a leader in the online auto parts market, I believe U.S. Auto Parts has the technology, people, and resources to continue to drive growth in the industry as well as its market share,” said Mr. Berman. “I look forward to working with the management team and the Board as we seek to achieve the Company’s strategic initiatives and capitalize on these opportunities.”

Mr. Schwartz brings eight years of automotive marketing experience to the Company’s Board of Directors.  He currently serves as Chairman and Chief Executive Officer of Vertical Passion Media, a media and marketing company focused on classified listings, content and community in the motors category.  Prior to founding Vertical Passion Media, Mr. Schwartz served as Chairman and CEO of AutoCentro, an automotive dealership group.   From 2001 to 2006, Mr. Schwartz served in various senior executive positions at Autobytel, including President and CEO, and most recently as Director and Vice Chairman.  During Mr. Schwartz’s tenure, Autobytel became a leading automotive marketing services company, delivering a diversified set of marketing, media, and CRM products to its 25,000 dealer franchises and every major automotive manufacturer.  Under Mr. Schwartz’s leadership, the Company experienced a ten-fold increase in market capitalization and consistent profitability and cash flow generation.  Prior to Autobytel, Mr. Schwartz was President and CEO of Autoweb, another NASDAQ listed company, and Vice President, Corporate Affairs at The Walt Disney Company.  Mr. Schwartz served as director of the Internet Advertising Bureau and was named Outstanding Public Company Executive by the American Electronics Association. Mr. Schwartz holds a Bachelors, Masters, and Ph.D. from the University of Southern California.

“I am excited to be joining the U.S. Auto Parts’ team at this exciting stage of the Company’s development,” said Mr. Schwartz. “I believe U.S. Auto Parts is well-positioned to build upon its market leading position within the high-growth aftermarket auto parts and accessories category.  I look forward to utilizing my background and experience to continue the achievements the existing management team and Board of Directors have made to date.”

The Company’s Board now consists of nine directors.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of aftermarket auto parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at http://www.partstrain.com and http://www.autopartswarehouse.com and the Company's corporate website is located at http://www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  These statements include, but are not limited to, the impact of Mr. Berman and Mr. Schwartz on the Company’s business and market position, and the Company’s expectations regarding the Company’s long-term prospects, future financial operating results and potential growth.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference, include, but are not limited to, the Company’s demand for and pricing of the Company’s products; the competitive environment in the Company’s industry; the Company’s ability to expand its product offerings and make changes to its product mix; the Company’s ability to integrate Mr. Evangelist into its management team; the volume of product sales; the gain or loss of customers; the Company’s ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the business and product plans; and the Company’s ability to timely and accurately identify opportunities in new markets, and manage integration issues and costs inherent in acquisitions.

Our Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  The forward-looking statements in this release speak only as of this date.  Unless otherwise required by law, the Company expressly disclaims any obligation to revise or update publicly any forward-looking statement for any reason, whether as result of new information, future events or otherwise.

Investor Contacts:
Michael McClane, Chief Financial Officer
U.S. Auto Parts Network, Inc.
michael@usautoparts.com
(310) 735-0085

Anne Rakunas / Laura Foster
ICR, Inc.
(310) 954-1100
anne.rakunas@icrinc.com
laura.foster@icrinc.com

Media Contacts:
Stephanie Sampiere / Matt Lindberg
ICR, Inc.
(203) 682-8200
stephanie.sampiere@icrinc.com
matthew.lindberg@icrinc.com